Exhibit 99.1

REVOCABLE PROXY

GREATER ATLANTIC FINANCIAL CORP.

  ☒      PLEASE MARK VOTES AS IN THIS EXAMPLE

Special Meeting of Shareholders — December __, 2007

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the official proxy committee consisting of each member of the Board of Greater Atlantic Financial Corp., with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Greater Atlantic Financial Corp., a Delaware corporation (the “Corporation”), to be held at                                                                                                                             , on December___, 2007 at ___________, local time, or any adjournments thereof, for the following purposes:

1.
To approve and adopt the Agreement and Plan of Reorganization dated as of April 12, 2007, between Greater Atlantic Financial Corp. and Summit Financial Group, Inc. and the transactions contemplated thereby.

⁪ For	⁪ Against	⁪ Abstain

2.
To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

⁪ For	⁪ Against	⁪ Abstain

3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

⁪ For	⁪ Against	⁪ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Dated this _____ day of ______________, 2007.
Please date and sign exactly as names appear on share certificate.                                                                                                 Signature

                                            Signature

If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.